Transfer Agreement

Party A: Shenzhen Jiancheng Investment Ltd.,
Party B: Tibet Changdu Huiheng Development Ltd.,

Both parties reached the following agreement regarding transferring all the assets and equity held by Party A in the “Project of accelerator center of Shengan Hospital in Lianyungang” to Party B.

i.	Transferred asset and equity
Transferred asset and equity is: all equity of Party in the “Project of accelerator center of Shengan Hospital in Lianyungang” (“Lian Project”), including:
(1)	Transferred asset: all assets invested by Party A under the “Agreement for establishing cooperatively the Accelerator Research Center”.
(2)	Transferred equity: all equity of Party A under the “Agreement for establishing cooperatively the Accelerator Research Center”.
Both agree that Party B obtains the right to income after the transfer.

ii.	Transfer Price
The total transfer price is RMB 12 million.
iii.	Transition
1.
Party B pays the deposit to Party A within 5 days after the Agreement is executed, and Party A provides to Party B <<Project Materials>> of the Lian Project (including project summary, background, cooperation agreement, asset sheet of the agreement, etc) based on the requirement of Party B, which will be taken as the basis of the transfer and through which party B establishes its purchase intention. The materials provided by Party A must be true, complete and accurate.

2.
Party B verifies the project. Party B after determining its purchase intention can verify the items to be transferred according to the <<Project Materials>> within 20 days of receipt of the <<Project Materials>>. Both parties shall sign and seal the verification sheet after the verification is finished. If the verification succeeds, Party B takes over the assets and equity under the <<Cooperation Contract>> of the Lian Project, and pay the transfer price. Party A shall arrange the transfer with the hospital. If the items are significantly different from those listed in the <<Project Materials>>, both parties negotiate to settle. If the negotiation fails, Party B can withdraw from the transfer and Party A shall return the deposit and the interest of the deposit to Party B. If Party B does not perform the Agreement when the verification succeeds, Party B shall bear the liability for breaching the agreement

3.
Closing of the cooperation right. Both parties execute a supplemental agreement in writing to specify the effective date and the ownership of the asset and equity before and after the closing date. Party A shall transfer to Party B legal documents, financial documents and related documents in connection with the Lian Project. These documents shall be original documents. If original documents are not available, copies shall be provided affixed with Party A’s seal. Party B shall have the right to determine whether it will continue to hire personnel of the Lian Project. For those that Party B determines to continue to hire, Party A shall arrange the execution of Labor Contract in accordance with Party B’s requirement, and for those that Party B will not continue to hire, Party A shall be responsible for the layoff.

iv.	Payment method
1.
Party B shall pay Party A RMB 2 million as deposit within 5 business days after the execution of the Agreement. If the Contract and the Agreement are performed, the deposit will be taken as part of the transfer amount;

2.
Party B shall pay Party A RMB 4 million as transfer amount within 5 business days after both parties verify that the deposit is paid to Party A and Party B has verified the transferred items within 20 days after receiving the <<Project Materials>> from Party A;

3.	Party B shall pay Party A RMB 4 million as transfer amount within 5 business days after the asset and the equity are handed over to Party B and Party A provides receipt to Party B.
4.	Party B shall pay Party A RMB 2 million as transfer amount within 90 days after the asset and the equity are handed over to Party B.
v.	Declaration and guarantee of both parties
1.	Declaration and guarantee of Party A

(1)	Party A guarantees it has complete, effective right to own and dispose of the asset to be transferred, and it will not cause any damage to third party’s interest or raise any dispute;
(2)
Up to the execution date of the Agreement, Party A has not disposed of the transferred asset by transferring, by using as a pledge, by paying a debt, by using for security, or in any other manner. There is not any debt or debt related dispute involved with the transferred asset. Party A has not given the equity of the Lian Project as a pledge to a third party;

(3)	The transferred asset is in good condition and in normal operation;
(4)	Party A guarantees it has disclosed authentically, accurately and completely the Lian project, related facts, matters or states regarding fulfillment of the original Cooperation Contract;
(5)	Party A shall not change in any manner the terms of the original Cooperation Contract to cause damage to Party B’s interest;
(6)
Party A does not have any amount due to personnel in the Accelerator Research Center regarding salary, bonus and marketing fees. If there is such an amount due, it will be deducted from the transfer amount;

(7)	Party A shall not be engaged in any business in Shengan Hospital in Lianyungang with a third party that is competitive with the Lian Project;
(8)	Party A shall not actively transfer key personnel in the Lian Project;
(9)	Party A will perform the agreement following the principle of honesty and good faith.

2.	Declaration and guarantee of Party B
(1)	The money paid by Party B as the transfer amount comes legally;
(2)	Party B has enough funds to make the payment under the Agreement;
(3)	Party A will perform the Agreement following the principle of honesty and good faith.

vi.	Liabilities of Breach of Duties
If either party has the activity that is in violation of Clauses 1 and 2 of Article 5 of the Agreement, the other party has the right to cancel the Agreement, and the Party in violation shall be liable for all financial damages of the other party.
vii.	Cost
Both party shall bear their respective cost for executing and performing the Agreement (including tax payable), except provided otherwise.
viii.	Force Majeure
1.
Should either party be prevented from performing all or part of its obligations or delayed for performing its obligations under the Agreement owing to an event of Force Majeure, it shall be exempt from the default liabilities arising therefrom, but it shall make reasonable efforts to reduce losses caused by the event of Force Majeure.

2.
The Party claiming for Force Majeure circumstances shall notify the other party in writing of such event as soon as possible, and provide a report in writing including obligations under the Agreement that can not be performed or fully performed and the reason to delay the performance within 15 days after the event of Force Majeure.

ix.	Information disclosure and confidentiality
1.
Party B shall keep secret of the information about the trade secret, technology secret and business operation, etc. of Party A and of the project that is know to Party B for performing the Agreement, and shall not disclose to third parties or publish.

2.
Party B shall take necessary measures to maintain the trade secret and operation secret of Party A and its partner (the Hospital) known to Party B for performing the Agreement and keep the confidentiality. Party B shall not disclose, tell, give or transfer to a third party in any manner the project materials provided by Party A, except agreed by Party A in writing beforehand, and except that party B is using the materials normally for performing the Agreement.

x.	Governing law and dispute settlement
1.
The Agreement shall be governed by Chinese law. Both parties shall negotiate to settle disputes under the Agreement; if negotiation fails, either party can initiate arbitration in an Arbitration organization in the location where the Agreement is executed.

2.	Any amendment to the Agreement shall be provided as a supplemental agreement in writing signed by both parties.
xi.	Execution and effectiveness
1.	The Agreement will become effective after it is signed by legal representatives or authorized representatives of both parties affixed with seals of both parties.
2.	The Agreement includes four copies with each part holding two copies.
3.	The Agreement prevails in case of inconsistency between the Agreement and <<Contract>>.

Party A:	Party B:
Legal Representative:	Legal Representative:

Date & Place:

Supplementary Agreement

Party A: Shengan Hospital of Lianyungang, Jiangsu
Address: Ganyu County, Jiangsu province
Legal representative: Shichun Su
Party B: Jiancheng Investment Ltd., Shenzhen
Address:Shenzhen
Legal Representative: Jun Li
Party C: Huiheng Development Ltd., Changdu, Xizang
Address: Shenzhen
Legal representative: Xiaobing Hui

All parties reached the Agreement.
1.	Party B transfers the asset and corresponding rights, that Party B holds in Accelerator Research Center of Shengan Hospital of Lianyungang, Jiangsu, to Party C, with the agreement of Party A.
2.
The cooperation terms, the rights of Accelerator Research Center of Shengan Hospital of Lianyungang, Jiangsu, remains unchanged, management personnel and management remains unchanged, and the administration rules signed previously will continue to be effective.

3.	The Agreement will take effect on March 1, 2011. Party A will pay Party C the settlement income as deposit each month and Party C will provide receipt.
4.
The Agreement is supplement to the “Agreement for establishing cooperatively the ‘Accelerator Research Center’” and will have the same effect. The Agreement prevails in the event of conflict between the Agreement and the “Agreement for establishing cooperatively the ‘Radiation Oncology Research Center’”.

5.
The Agreement shall become effective when affixed with the seals of all parties and signed by legal representatives of all parties. The Agreement will include three copies held by each of the parties. Each copy has the same legal effect.

Party A:	Party B:	Party C:
Legal Re:	Legal Re:	Legal Re:

Date & Place:

Supplementary Agreement

Party A: Jiancheng Investment Ltd., Shenzhen
Address:Shenzhen
Legal Representative: Jun Li
Party B: Huiheng Development Ltd., Changdu, Xizang
Address: Shenzhen
Legal representative: Xiaobing Hui

Both parties reached the Supplementary Agreement(“the Agreement”).
1.	Party B shall be entitled to obtain income from the Lian Project from March 1st , 2011 and Party B shall provide invoice to the hospital every month.
2.	All transfer procedures have been finished on March 30, 2011 and both parties reached the “Agreement for Debts Settlement”.
3.	The Agreement is supplement to the “Transfer Agreement” and will have the same effect. The Agreement prevails in the event of conflict between the Agreement and the “Transfer Agreement”.
4.
The Agreement shall become effective when affixed with the seals of both parties and signed by legal representatives of both parties. The Agreement will include two copies held by each of the parties. Each copy has the same legal effect.

Party A:	Party B:
Legal Re:	Legal Re: